Federal Signal Q1 2024 Earnings Call April 30, 2024 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Felix Boeschen, VP, Corporate Strategy & Investor Relations

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic and political uncertainty, risks and adverse economic effects associated with geopolitical conflicts, legal and regulatory developments, foreign currency exchange rate changes, inflationary pressures, product and price competition, supply chain disruptions, availability and pricing of raw materials, interest rate changes, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, work stoppages, increases in pension funding requirements, cybersecurity risks, increased legal expenses and litigation results and other risks and uncertainties described in filings with the Securities and Exchange Commission (SEC). This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein, in our earnings news release provided as of the date of this presentation or in other investor materials filed with the SEC. 2

Q1 Highlights * 3* Comparisons versus Q1 of 2023 • Net sales of $425 M, up $39 M, or 10% • Organic growth of $28 M, or 7% • Operating income of $54.3 M, up $14.8 M, or 37% • Adjusted EBITDA of $70.6 M, up $16.1 M, or 30% • Adjusted EBITDA margin of 16.6%, vs. 14.1% • GAAP EPS of $0.84, up $0.39, or 87% • Adjusted EPS of $0.64, up $0.18, or 39% • Record orders of $503 M, up $28 M, or 6% • Record backlog of $1.1 B, up $132 M, or 14%

4 Group and Corporate Results $ millions, except % Q1 2024 Q1 2023 % Change ESG Orders 427.7 395.8 8% Sales 354.0 318.8 11% Operating income 51.7 37.6 38% Operating margin 14.6% 11.8% Adjusted EBITDA 66.5 51.2 30% Adjusted EBITDA margin 18.8% 16.1% SSG Orders 75.0 78.9 -5% Sales 70.9 66.7 6% Operating income 13.8 12.1 14% Operating margin 19.5% 18.1% Adjusted EBITDA 14.8 13.2 12% Adjusted EBITDA margin 20.9% 19.8% Corporate expenses 11.2 10.2 10% Consolidated Orders 502.7 474.7 6% Sales 424.9 385.5 10% Operating income 54.3 39.5 37% Operating margin 12.8% 10.2% Adjusted EBITDA 70.6 54.5 30% Adjusted EBITDA margin 16.6% 14.1%

Consolidated Statement of Operations 5 $ millions, except % and per share Q1 2024 Q1 2023 $ Change % Change Net sales 424.9$ 385.5$ 39.4$ 10% Gross profit 116.0 95.8 20.2 21% SEG&A expenses 57.2 52.0 5.2 10% Amortization expense 3.6 3.6 - 0% Acquisition and integration related expenses, net 0.9 0.7 0.2 29% Operating income 54.3 39.5 14.8 37% Interest expense, net 3.2 4.7 (1.5) -32% Other expense, net 0.2 0.1 0.1 100% Income tax (benefit) expense (0.7) 7.3 (8.0) -110% Net income 51.6 27.4 24.2 88% Diluted EPS 0.84$ 0.45$ 0.39$ 87% Diluted adjusted EPS 0.64$ 0.46$ 0.18$ 39% Gross Margin 27.3% 24.9% SEG&A expenses as a % of net sales 13.5% 13.5% Effective tax rate -1.4% 21.0%

6 Adjusted Earnings per Share ($ in millions) 2024 2023 Net income, as reported 51.6$ 27.4$ Add: Income tax (benefit) expense (0.7) 7.3 Income before income taxes 50.9 34.7 Add: Acquisition and integration-related expenses, net 0.9 0.7 Adjusted income before income taxes 51.8 35.4 Adjusted income tax expense (1) (2) (12.3) (7.5) Adjusted net income 39.5$ 27.9$ Diluted EPS, as reported 0.84$ 0.45$ Adjusted diluted EPS 0.64$ 0.46$ Three Months Ended March 31, (1) Adjusted income tax expense for the three months ended March 31, 2024 w as recomputed after excluding a $13.0 million tax benefit associated w ith changes in tax reserves and the impact of acquisition and integration- related expenses, net. (2) Adjusted income tax expense for the three months ended March 31, 2023 w as recomputed after excluding the impact of acquisition and integration-related expenses, net.

Financial Strength and Flexibility *

Strong capital structure	• Cash and cash equivalents of $49 M • Net debt of ~$223 M ** • In October 2022, executed a five-year, $800 M revolving credit facility, with opportunity to increase further by the greater of (i) $400 M or (ii) 100% of TTM consolidated EBITDA, subject to lenders approval • Net debt leverage remains low • Compliant with all covenants with significant headroom
Healthy cash flow and access to cash facilitate organic growth investment, M&A and cash returns to stockholders	• Generated ~$31 M of cash from operations in Q1 2024, up from ~$7 M in Q1 2023 • ~$516 M of availability under revolving credit facility • Anticipating cap ex of $35 M-$40 M in 2024, including investments in our plants to add capacity and gain efficiencies through automation • Paid $7.3 M for dividends, reflecting increased dividend of $0.12 per share; recently declared similar $0.12 per share dividend for Q2 2024 • $0.1 M of share repurchases in Q1 *(average price of $79.02)*; ~$53 M of authorization remaining under current share repurchase program (~1% of market cap)

** Dollar amounts as of, or for the quarter ending 3/31/2024, unless otherwise noted*

*** Net debt is a non-GAAP measure and is computed as total debt of $272.3 M, less total cash and cash equivalents of $48.9 M*

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CEO Remarks – Q1 Performance

- Outstanding execution by both groups contributed to a record-setting Q1 across net sales, adjusted EPS, orders and backlog
- Environmental Solutions Group highlights:
  - YoY net sales growth of 11%; 30% increase in adjusted EBITDA
  - Aftermarket revenues up 6% YoY, equating to ~26% of ESG sales
  - Third-party component supply issue at our primary vacuum truck facility delayed the timing of ~$13 M of unit shipments
  - Sales of dump truck businesses up 7% YoY
- Safety and Security Group highlights:
  - YoY net sales growth of 6% YoY, driven by higher sales of public safety equipment and warning systems
  - 110-basis point YoY increase in adjusted EBITDA margin
- Substantial YoY improvement in operating cash generation in Q1; anticipate strong free cash flow generation in 2024 and beyond

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CEO Remarks – Market Conditions

- Demand for our products remains strong, as evidenced by Q1 orders of $503 M, up 6% YoY
- Q1 backlog at ~$1.10 B, up 14% YoY, and up ~7% vs. Q4; provides excellent visibility for 2024
- End-market diversification efforts yielding order strength across publicly-funded and industrial end-markets
- Public funding for infrastructure investments continues to fuel strong demand
  - Seeing early examples of our equipment used in IIJA-related projects
- Dump truck body orders increased ~$22 M, or ~38%, YoY as supply of larger chassis has improved
- SSG Q1 order intake strong at $75 M


New Vehicle / Equipment Sales
Parts & Services
Rental Offerings
Used Vehicle / Equipment Sales
Jetstream




112
112
Policía Municipal

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CEO Remarks – Internal Growth Initiatives

- Aftermarket growth strategy is working
  - Jetstream: Parts, service and rental revenues have grown at high single digit CAGR since 2016; 400bps increase in aftermarket mix over this timeframe
  - TowHaul: Parts represented ~60% of total sales in Q1
  - In April, hosted open house at our newly-opened Denver JJE facility, featuring a dozen different Federal Signal brands
- Aftermarket investments: adding to TRUVAC/Guzzler rental fleet and other service assets to address territories currently underserved after commercial strategy review
  - Incremental rental fleet investment beyond original expectations for 2024
  - Investment will have some impact on previously-issued sales and EPS outlook for 2024, but expect longer-term accretion with attractive returns over product life-cycles
  - Impact has been factored into increased EPS outlook
- New product development focus remains
  - Strong initial EV sweeper demand in key markets
  - Starting to accept orders for new Class 3 Switch-N-Go multi-body product in May
- M&A pipeline remains active; strong cash flow generation and low debt balance allows for flexibility

Denver Open House



Jetstream Waterblast Unit



TRUVAC Hydro Excavator



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Raising 2024 Financial Outlook

- **<u>Raising</u> Full-Year Adjusted EPS[1] Outlook to a <u>new range of $2.95 to $3.15</u>**
  - Increased from the prior range of $2.85 to $3.05
  - New range would represent YoY growth of 14% - 22%, and the highest EPS level in our history
  - **<u>Does not include</u>** discrete tax benefit of ~$13 M, recognized in Q1 2024
- **Full-year net sales of $1.85 B to $1.90 B**
  - Would represent YoY growth of 7% - 10%
- **Double-digit improvement** in pre-tax earnings
- Capital expenditures of $35 M to $40 M



Assumptions

- No significant deterioration in current supply chain conditions; assumes continued improvement in 2024, with steady flow of customer-provided chassis
- No significant increase in current input costs
- Interest expense: ~$13.5M - $14.5M, without additional M&A
- Q2-Q4 effective tax rate of 25%-26%, **<u>excluding</u>** discrete items
- ~62 M weighted average shares outstanding
- Depreciation and amortization expense of ~$65 M - $67M

1. *Adjusted earnings per share ("EPS") is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In the three months ended March 31, 2024, we made adjustments to exclude the impact of acquisition and integration-related expenses, net, and certain special tax items. In prior years, we have also made adjustments to exclude the impact of environmental remediation costs of a discontinued operation, purchase accounting effects and certain other unusual or non-recurring items. Should any similar items occur in the remainder of 2024, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).*

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CEO Remarks – Guidance Considerations*

Raising 2024 Adjusted EPS[1] Outlook to a new range of $2.95 to $3.15 from $2.85 to $3.05

1Q	2Q-4Q	Full Year 2024
(+) Core operating performance	**(+)** Core operating performance	**(+)** Core operating performance
(+) Insurance recovery (~$2M EBITDA)	**(+)** Recovery of delayed vacuum truck shipments from 1Q	**(+)** Insurance recovery (~$2M EBITDA)
(+) Fewer internal rental fleet adds (shift to 2Q-4Q)	**(-)** Higher internal rental fleet adds (shift from 1Q)	**(=)** 1Q Vacuum truck shipment delay
(-) Delayed vacuum truck shipments given component supply disruption	**(-)** Net impact from incremental TRUVAC/Guzzler aftermarket investments (internal rental fleet + service assets). Expected to be accretive in 2025	**(=)** Internal rental fleet adds
		(-) Net impact from incremental TRUVAC/Guzzler aftermarket investments (internal rental fleet + service assets). Expected to be accretive in 2025

** Factors noted relative to impact on previously-issued outlook range (+ positive impact, - negative impact, = neutral impact)*

1. *Adjusted earnings per share ("EPS") is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In the three months ended March 31, 2024, we made adjustments to exclude the impact of acquisition and integration-related expenses, net, and certain special tax items. In prior years, we have also made adjustments to exclude the impact of environmental remediation costs of a discontinued operation, purchase accounting effects and certain other unusual or non-recurring items. Should any similar items occur in the remainder of 2024, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).*

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Federal Signal Q1 2024 Earnings Call 13 Q&A April 30, 2024 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Felix Boeschen, VP, Corporate Strategy & Investor Relations

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Felix Boeschen VP, Corporate Strategy and Investor Relations fboeschen@federalsignal.com 14

Federal Signal Q1 2024 Earnings Call 15 Appendix

Consolidated Adjusted EBITDA 16 $ millions, except % Q1 2024 Q1 2023 Net income 51.6$ 27.4$ Add: Interest expense, net 3.2 4.7 Acquisition and integration-related expenses, net 0.9 0.7 Other expense, net 0.2 0.1 Income tax (benefit) expense (0.7) 7.3 Depreciation and amortization 15.4 14.3 Consolidated adjusted EBITDA 70.6$ 54.5$ Net Sales 424.9$ 385.5$ Consolidated adjusted EBITDA margin 16.6% 14.1%

Segment Adjusted EBITDA 17 ESG $ millions, except % Q1 2024 Q1 2023 Operating Income 51.7$ 37.6$ Add: Acquisition and integration-related expenses 0.5 0.4 Depreciation and amortization 14.3 13.2 Adjusted EBITDA 66.5$ 51.2$ Net Sales 354.0$ 318.8$ Adjusted EBITDA margin 18.8% 16.1% SSG $ millions, except % Q1 2024 Q1 2023 Operating Income 13.8$ 12.1$ Add: Depreciation and amortization 1.0 1.1 Adjusted EBITDA 14.8$ 13.2$ Net Sales 70.9$ 66.7$ Adjusted EBITDA margin 20.9% 19.8%

Non‐GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2024 and 2023 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results between reporting periods. During the three months ended March 31, 2024 and 2023, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses, net, and certain special tax items. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales ("adjusted EBITDA margin"), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, other expense/income, income tax expense/benefit, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, other expense/income, income tax expense/benefit, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. 18